BOVIE MEDICAL CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference in this amended Annual Report on Form 10-KSB/A of Bovie Medical Corporation of our report dated March 25, 2004, except for the notes 1-6, 11 and 14-16 as to which the date is February 1, 2005, for the years ended December 31, 2003 and 2002.

Bloom and Company LLP
/S/Bloom and Company
Hempstead, New York
March 25, 2004 except
for the notes 1-6, 11 and 14-16
as to which the date is February 1, 2005.